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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 21, 1996 accompanying the consolidated financial statements of Southern Mineral Corporation and Subsidiaries appearing in its Annual Report on Form 10-KSB/A for the year ended December 31, 1996, which is incorporated by reference in this Registration Statement and Joint Proxy Statement/Prospectus. We consent to the incorporation by reference in this Registration Statement and Joint Proxy Statement/Prospectus of the aforementioned report, and to the use of our name as it appears under the caption "Experts".


                                            /s/ GRANT THORNTON LLP

Houston, Texas
December 9, 1997